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                                                                    EXHIBIT 23.4


                          HARNETT LESNICK & RIPPS P.A.
                                Nationsbank Tower
                           150 East Palmetto Park Road
                                    Suite 150
                         Boca Raton, Florida 33432-4832
                                      -----

                                 (561) 368-1995
                                      -----

                           Telecopier: (561) 368-4315


                                 July 12, 2000



Universal American Financial Corp.
6 International Drive
Suite 190
Rye Brook, New York 10573




             RE:   AMENDMENT NO. 1 TO REGISTRATION
                   STATEMENT NO. 333-34786
                   UNIVERSAL HOLDING CORP. - $0.01 PAR VALUE




       We are counsel to Universal American Financial Corp. ("the Company"),in connection with Amendment No. 1 to its the Registration Statement on Form S-2 being filed contemporaneously herewith for the registration under the Securities Act of 1933, as amended, of 1,486,730 shares of the Common Stock, par value $0.01 each ("The Shares").


         We hereby consent to the use of our opinion which will be filed as an exhibit to such Registration Statement and reference thereto in the Registration Statement and the Prospectus filed by the Company under the Securities Act of 1933, as amended, in connection with the Shares.

                                Very truly yours,

                                HARNETT LESNICK & RIPPS P.A.





                                By: _________________________________
                                    Irving I. Lesnick, Vice President